WILEY

First Quarter Fiscal 2014 Earnings

September 9, 2013


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Background

About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

First Quarter 2014 Highlights

Significant progress in transforming to a provider of digital knowledge and knowledge-enabled services

- Digital knowledge and knowledge-enabled services now 52% of revenue (up from 45% a year ago)
- Print books now down to 31% of revenue

Solid adjusted revenue growth

- Driven by strength in journal subscriptions and contributions from recent acquisitions

Adjusted EPS improved slightly (excluding FX)

- Revenue growth, higher gross margin rates in all three businesses, lower distribution costs, and share repurchases offset an increase in technology expense to support transformation initiatives

Restructuring activities on track

- Actions initiated to achieve approximately $60 million of the projected $80 million in run-rate savings for fiscal 2015

Sustained emphasis on returns to shareholders

- Dividend increased for 20th consecutive year
- Additional 4 million share repurchase program authorized
- 350K shares repurchased in the first quarter

WILEY

Adjusted Performance

(millions)	Q1 FY14	Q1 FY13	Change (excluding FX)
Revenue	$411.0	$398.3	4%
Operating Income	$43.3	$44.7	(1%)
EPS	$0.51	$0.52	2%

Adjusted performance excludes the operating results of the divested consumer publishing program, sold in FY13; the first quarter 2014 and 2013 restructuring charges of $7.8 million and $4.8 million, respectively; and the deferred tax benefits in the first quarter of 2014 and 2013 of $10.6 million and $8.4 million, respectively.

- Adjusted **Revenue** performance increased due to journal subscription growth in Research and contributions from acquisitions in Education (Deltak) and Professional Development (ELS)
- Adjusted **Operating Income** declined slightly as increased technology investment related to our transformation initiatives offset revenue growth and margin rate improvements
- Adjusted **EPS** improved slightly (excluding FX)

WILEY

Research Performance

(millions)	Q1 2014	Q1 2013	Change (excluding FX)	% of Revenue
Journal Subscriptions	$160.2	$155.6	4%	65%
Print Books	$27.4	$29.5	(6%)	11%
Digital Books	$9.6	$7.6	28%	4%
Open Access	$3.3	$0.6	450%	1%
Other (reprints, backfiles, rights, advertising)	$45.3	$42.6	7%	19%
Total Revenue	**$245.8**	**$235.9**	**5%**	**100%**
Adjusted Contribution to Profit	**$68.1**	**$61.3**	**13%**	

Adjusted Contribution to Profit excludes first quarter 2014 and 2013 restructuring charges of $2 million and $3 million, respectively.

- Digital and services revenue now 70%, up from 68% in the prior year
- Solid growth from journal subscriptions, digital books and open access; print books decline as expected
- Wiley journals receive top rankings in prominent citation index
  - Largest share of indexed journals in 50 categories
  - 20% of Wiley journals ranked in top 10 of their respective categories
- Adjusted Contribution to Profit driven by revenue growth, higher gross margin rates and prudent expense management

WILEY

Professional Performance

(millions)	Q1 2014	Q1 2013	Change (excluding FX)	% of Revenue
Print Books	$57.0	$63.7	(10%)	68%
Digital Books	$10.3	$8.5	21%	12%
Online Training & Assessment	$8.1	$6.9	17%	10%
Other (rights, translations, advertising)	$8.7	$10.5	(16%)	10%
Adjusted Revenue	**$84.1**	**$89.6**	**(6%)**	**100%**
Divested Consumer Programs	$0.0	$12.4	N/A	0%
Total Revenue	**$84.1**	**$102.0**	**(18%)**	**100%**
Adjusted Contribution to Profit	**$1.7**	**$2.4**	**(27%)**	

Adjusted performance excludes from the operational results of the divested consumer assets, sold off in fiscal year 2013, and first quarter 2014 and 2013 restructuring charges of $3.6 million and $1.3 million, respectively.

- Digital and services revenue now 26% , up from 21% in the prior year
- Strong growth in digital books and professional services ("Online Training and Assessment")
- Gross margin (GAAP-basis) increased from 63% to 68% due to the disposal of consumer programs and the acquisition of ELS
- Lower Adjusted Contribution to Profit due to revenue decline and investment in technology to support transformation

Education Performance

(millions)	Q1 2014	Q1 2013	Change (excluding FX)	% of Revenue
Print Textbooks	$41.4	$48.4	(13%)	51%
Custom & Binder Print	$16.2	$16.3	(1%)	20%
Online Program Mgmt	$14.7	$0	N/A	18%
Digital Books	$4.6	$4.3	7%	6%
WileyPLUS	$1.1	$0.8	50%	1%
Other	$3.1	$3.0	13%	4%
Revenue	**$81.1**	**$72.8**	**13%**	**100%**
Adjusted Contribution to Profit	**$6.1**	**$9.0**	**(29%)**	

Adjusted Contribution to Profit excludes modest restructuring charges in 2014 and 2013, respectively.

- Digital and services revenue now 25%, up from 7% in the prior year
- Deltak added two high profile university partners; total number of schools under contract at 33
- Solid revenue growth from WileyPLUS but Q1 is seasonally light; WileyPLUS subscription billings up 15%
- Book retailers ordered less and later in response to limited visibility into demand, increased emphasis on inventory management, and a later start to the fall semester in the US
- Adjusted Contribution to Profit reflects Deltak's investment in new university partner programs that are not yet generating revenue, as well as lower print textbook revenue and higher technology costs

Adjusted Shared Services Costs

(millions spent)	Q1 2014	Q1 2013	Change Ex-foreign exchange
Distribution	$24.5	$25.7	(3%)
Technology	$44.9	$36.3	24%
Finance	$10.3	$10.4	0%
Other Administration	$23.5	$22.5	5%
Total	$103.2	$94.9	9%

Adjusted Shared Services Costs exclude first quarter 2014 and 2013 restructuring charges of $2.2 million and $0.5 million, respectively.

- Increase in technology expense due to transformation initiatives
- Annual growth in technology expense expected to be approximately 10%
- Distribution expense reduction due to lower print volumes

Balance Sheet

- Net debt at $470 million vs. $365 million at prior year due to FY13 Deltak and ELS acquisitions totaling $244 million in cash. Net debt-to-EBITDA (ttm) ratio at 1.2

- Deferred revenue at $265 million vs. $239 million due to solid journal subscription growth, as well as Inscape and WileyPLUS sales

- Defined Benefit Pension Plan (U.S.) frozen and closed effective June 30, 2013

Cash Flow & Usage

(millions)	Q1 2014	Q1 2013
Cash Used for Ops	**($56.7)**	**($78.3)**
Capex		
Composition	($8.9)	($11.9)
Technology, etc.	($13.8)	($15.9)
Total Capex	**($22.7)**	**($27.8)**
Free Cash Flow	**($79.3)**	**($106.1)**

- Free Cash Flow is negative for Wiley in the first half of a fiscal year mainly due to timing of annual journal subscription cash collection
- Free Cash Flow year-over-year improvement mainly due to $30 million German tax appeal deposit in Q1 2013 (vs. $6 million in Q1 2014). Excluding tax appeal deposits, Free Cash Flow usage was 4% better

(millions)	Q1 2014	Q1 2013
Dividends	**$14.7**	**$14.4**
Share Repurchases	**$14.6**	**$10.6**

- Quarterly dividend increased 4% in June 2013, our 20th consecutive annual increase
- Repurchased 350,100 shares in the quarter at an average share price of $41.68; additional 4 million share program authorized in June

WILEY

Restructuring Activity

- Expecting $80 million in run-rate savings beginning in FY15
- More than half to improve earnings; remainder reinvested in the business
- Q1 charge of $7.8 million for restructuring (including severance, consulting fees and distribution facility relocation costs)
- Actions initiated through Q1 are expected to achieve approximately $60 million of the $80 million in run-rate savings for fiscal 2015 (associated charges of $32 million)
  - Pension plan frozen and closed
  - Organization simplification
  - Distribution consolidation & outsourcing
  - Content management consolidation/outsourcing
- Q2 restructuring charge of $8 million anticipated

Summary & Outlook

- Continued progress in transforming to a provider of digital knowledge and knowledge-enabled services (now 52% of revenue)
- Improved revenue growth from journal subscriptions and digital books
- Solid performance from new businesses
- Restructuring well on track to realize significant savings
- Print books now down to 31% of revenue
- Reaffirming financial outlook of low single digit revenue growth and EPS between $2.85 and $2.95, both on an adjusted basis